                                                                       EXHIBIT 3

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                      NICOLLETT PROCESS ENGINEERING, INC..

                          COMMON STOCK PURCHASE WARRANT

Date of Issuance: July 29th, 1999                           Certificate No. CW-1


         FOR VALUE RECEIVED, Nicollet Processing Engineering, Inc., a Minnosota corporation (the "Company"), hereby grants to TECHinspirations Inc. (Cayman) (the "Investor") or its registered assigns (the "Registered Holder") the right to purchase from the Company 4,750,000 shares of Warrant Stock at a price of $0.15 per share (as adjusted from time to time as provided herein, the "Exercise Price"), subject to adjustments set forth herein The amount and kind of securities receivable pursuant to the rights granted hereunder are subject to adjustment pursuant to the provisions contained in this Warrant.

         The Company acknowledges that of the purchase price paid for the Warrants pursuant to a certain purchase agreement made with effect as of the 29th day of July 1999 between the Company and the Investor (the "Agreement"), being the amount of one hundred dollars ($100.00) in the aggregate, has been paid by the Investor hereof as a nonrefundable payment for the Warrant Stock from time to time issued hereunder. Certain terms used in this Common Stock purchase warrant (the "Warrant") are defined in section 7 hereof. Each capitalized term used in this Warrant but not otherwise defined herein has the meaning set forth for such term in the Agreement.

         This Warrant is subject to the following provisions:

                                    SECTION 1
                               EXERCISE OF WARRANT

1.1      EXERCISE PERIOD

         The Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time during the periods (the "Exercise Periods") set out in the paragraphs below in respect of that number of shares of Warrant Stock set out in such paragraph:

         (a) With respect to the warrants for 1,500,000 shares of the Warrant Stock, the same may be exercised in whole or in part at any time after the Date of Issuance to and including the fifth anniversary of the Date of Issuance (the "End Date").

         (b) With respect to the warrants for 1,000,000 shares of the Warrant Stock, the same may only be exercised after the Company's Common Stock Closing Price has reached or exceeded $1.00 per share for ten consecutive trading days and thereafter does not trade below $1.00 per share prior to the exercise of the warrant entitlement in this paragraph; and further provided that the unexercised rights in this paragraph shall be suspended if the Company's Common Stock Closing Price falls below $1.00 (in which event, the rights hereunder may be reactivated and thereafter suspended from time to time up to the End Date, in accordance with the foregoing provisions of this paragraph);

         (c) With respect to the warrants for 1,000,000 shares of the Warrant Stock, the same may only be exercised after the Company's Common Stock Closing Price has reached or exceeded $2.00 per share for ten consecutive trading days and thereafter does not trade below $2.00 per share prior to the exercise of the warrant entitlement in this paragraph; and further provided that the unexercised rights in this paragraph shall be suspended if the Company's Common Stock Closing Price falls below $2.00 (in which event, the rights hereunder may be reactivated and thereafter suspended from time to time up to the End Date, in accordance with the foregoing provisions of this paragraph); and

         (d) With respect to the warrants for 1,250,000 shares of the Warrant Stock, the same may only be exercised after the Company's Common Stock Closing Price has reached or exceeded $3.00 per share for ten consecutive trading days and thereafter does not trade below $3.00 per share prior to the exercise of the warrant entitlement in this paragraph; and further provided that the unexercised rights in this paragraph shall be suspended if the Company's Common Stock Closing Price falls below $3.00 (in which event, the rights hereunder may be reactivated and thereafter suspended from time to time to the End Date, in accordance with the foregoing provisions of this paragraph).

         In the event that this Warrant has not been exercised in full as of the End Date, the Registered Holder's right to exercise this Warrant in respect of any remaining unexercised Warrant Stock shall expire and be of no further force and effect.

1.2      EXERCISE PROCEDURE

         (a) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time") in respect of that number of shares of Warrant Stock specified in the Exercise Agreement and authorized for purchase pursuant to Section 1.1 above::

                  (i)      a completed Exercise Agreement, as described in
                           Section 1.3 below, executed by the Person exercising all or part of the rights represented by this Warrant (the "Purchaser");

                  (ii)     this Warrant;

                  (iii) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 9 hereof; and,

                  (iv)     either

                           (A) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price"),

                           (B) the surrender to the Company of debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price of the Warrant Stock being purchased upon such exercise (provided that for purposes of this subparagraph, the Market Price of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or

                           (C) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Warrant Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Warrant Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

         (a) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser (or the Person specified in the applicable Exercise Agreement, as provided in Section 1.3 below) within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement. Notwithstanding that this Warrant may have expired or that all of the purchase rights represented hereby may have been exercised, the rights of the Registered Holder hereof otherwise represented by this Warrant shall survive such expiration or exercise.

         (e) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

         (f) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. Each share of Warrant Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

         (g) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the sum of the Exercise Price then in effect plus the portion of the purchase price of the Warrant allocated (as described in the preface above) as payment for one share of the Warrant Stock issuable hereunder.


         (h) The Company shall assist and co-operate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

         (i) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering of the Company's Stock, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering in which case such exercise shall not be deemed to be effective until the consummation of such public offering.

         (j) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Warrant Stock as are issuable upon the exercise of all outstanding Warrants. All shares of Warrant Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Warrant Stock or Common may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

1.3      EXERCISE AGREEMENT

With respect to any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.


                                    SECTION 2
                         ADJUSTMENT OF NUMBER OF SHARES

2.1      APPLICATION AND EXERCISE PRICE

In order to prevent dilution of the rights granted under this Warrant, the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2. Upon each adjustment of the number of shares of Warrant Stock obtainable upon exercise of this Warrant, the Warrant Exercise Price shall be adjusted by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which is the number of shares of Warrant Stock obtainable upon exercise immediately prior to such adjustment and the denominator of which is the number of shares of Warrant Stock obtainable upon exercise immediately after such adjustment.

2.2      SUBDIVISION OR COMBINATION OR COMMON STOCK

If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stick split or otherwise) one or more classes of its outstanding shares of Common Stock into smaller number of shares, the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

2.3      REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE

Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holder) with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company and in which the value of the Common Stock reflected by the terms of such consolidation, merger or sale multiplied by the ratio of the Market Price in effect immediately prior to such consolidation, merger or sale divided by such value of the Common Stock). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in the form and substance satisfactory to the Registered Holder) the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

2.4      NOTICES

         (v) Immediately upon any adjustment of the number of shares of Warrant Stock acquirable upon exercise of this Warrant, the company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

         (vi) The Company shall give written notice to each holder of Underlying Warrant Stock at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock,
                  (B) with respect to any pro rata subscription offer to holders of Common Stock; or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

2.5      NO AVOIDANCE

In the event that the Company shall enter into any transaction for the purpose of avoiding the application of the provisions of this Section 2, the benefits provided by such provisions shall nevertheless apply and be preserved.


                                    SECTION 3
                         LIQUIDATING AND OTHER DIVIDENDS

3.1      PAYMENT OF LIQUIDATING DIVIDENDS

Subject to Section 4, if the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with

GAAP), including a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Warrant Stock had this Warrant been fully exercised in respect of that number of shares of Underlying Warrant Stock that the Registered Holder is otherwise entitled at that time to exercise this Warrant pursuant to Section 1.1 hereof (the "Applicable Shares") immediately prior to the time as of which a record is taken for such Liquidation Dividend, or, if no record is taken, the time as of which the record holders of Common Stock entitled to such dividends are to be determined.

3.2      ADJUSTMENT OF NUMBER OF SHARES IN CONNECTION WITH OTHER DIVIDENDS

Subject to Section 4, if the Company declares or pays a dividend upon the Common Stock in cash out of earnings or earned surplus (determined in accordance with GAAP), then:

         (a) such Dividend shall be allocated proportionately to the holders of outstanding Common Stock and holders of all Warrants as though all Warrants (and, to the extent required by the terms thereof, any other warrants, options or other rights to acquire shares of Common Stock) for Applicable Shares immediately prior to the date on which a record was taken for such Dividend, or, if no record was taken, the date as of which the record holders of Common Stock entitled to such dividends were determined;

         (b) the amount allocable to the holders of Warrants shall be deposited by the Company in a separate interest-bearing account concurrently with the payment of such Dividend to the holders of Common Stock; and

         (c) the amount allocated to the Warrants, plus all accrued interest thereon, shall be paid to each holder thereof promptly after the exercise of the Warrants by such holder in the amount allocable to the Common Stock obtained by such holder upon exercise.


                                    SECTION 4
                      QUALIFICATION FOR SECTION 3 DIVIDENDS
4.1      PROVISO

The Registered Holder shall only be entitled to receive the Liquidating Dividends or other dividends payable to the Registered Holder on Applicable Shares pursuant to Section 3 if, within 30 days of receipt of notice of the decision to declare such dividends, the Registered Holder exercises this Warrant in respect of such Applicable Shares and pays to the Company the Purchase Price therefor.

                                    SECTION 5
                                 PURCHASE RIGHTS
5.1      ENTITLEMENT

If at any time the Company grants, issue or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "PURCHASE RIGHTS"), then the Registered holder of this Warrant shall be entitled to obtain, upon the same terms on which holders of Common Stock are to receive such Purchase Rights, the aggregate purchase Rights which such holder could have acquired if such holder had held the number of shares of Warrant Stock acquirable upon complete exercise of this Warrant immediately before the time as of which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the time as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.


                                    SECTION 6
                       CERTIFICATES, NOTICES AND CONSENTS
6.1      CERTIFICATES

Upon the occurrence of any event requiring adjustments to the number of shares subject to this Warrant pursuant to Section 2, the Company shall mail to each holder of Underlying Warrant Stock (by registered or certified mail, postage prepaid) a certificate signed by the authorized signing officers of the Company, setting forth in reasonable detail the events requiring the adjustment and the method by which such proposed adjustment was calculated, specifying the adjusted number of shares subject to this Warrant after giving effect to the proposed adjustment.

6.2      NOTICE

If the Company after the date hereof shall propose to:

         (a) Pay any dividend payable in stock to the holders of Common Stock or to make any other distribution to the holders of Common Stock or any extraordinary dividend or Liquidating Dividend directly or indirectly attributable to proceeds from the sale or other disposition of a significant business or asset of the Company;

         (b) Offer to the holders of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options;

         (c) Effect any reclassification except the subdivision or combination of shares of outstanding Common Stock; or

         (d)      Effect any Organic Change or sale transaction described in
                  Section 2.4 or the liquidation, dissolution or winding up of the Company;

then, in each such case, the Company shall mail (by registered or certified mail, postage prepaid) to the holders of Underlying Warrant Stock notice of such proposed action, which shall specify the date on which the books of the Company shall close, or a record date shall be established, for determining holders of Common Stock entitled to receive such stock dividends or other distribution of such rights or options, or the date on which other distribution of such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed, in the case of any action covered by clauses (a), (b) or (c) above, at least 10 days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer and, in the case of any action covered by clause (c) above, at least 10 days prior to the date upon which such action takes place, and, in the case of any action covered by clause (d) above, at least 30 days prior to the date upon which such action takes place, at least
20 days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any event covered by clause (d) and 30 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

6.3      FAILURE AND DEFECTS

Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to this Section 6 shall not affect the legality or validity of the adjustment of the Exercise Price and/or number of shares of Warrant Stock subject to this Warrant pursuant to Section 2 hereof.


                                    SECTION 7
                                   DEFINITIONS


The following terms have the meanings set forth below:

"COMMON" means the Common Stock, par value $0.01 per share, of the Company.

"CLOSING PRICE"of any security of the Company with reference to any particular date means, the closing price on that day on the principal securities exchange on which such security may at that time be listed or quoted (determined by virtue of general trading volume), including for this purpose, the NASDAQ stock market, or, if there have been no such sales on such exchange on that day, the average of the highest bid and lowest asked price on that exchange during that day, or, if on that day such security is not so listed or quoted, the average of the highest bid and lowest asked price on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; provided that if the particular date is not a business date on which such securities may be traded, the particular date shall be deemed to be the first immediately preceding date on which such securities may generally be traded. If it any time such security is not listed on any domestic exchange or quoted on the NASDAQ stock market or the domestic over-the-counter market, the "Closing Price" shall be, for that day, the fair value of the security on that day determined jointly by the Company and the Warrant Holder (with disputes to be resolved in the manner herein provided for the resolution of disputes on the determination of Market Price under similar circumstances).

"COMMON STOCK" means, collectively, Common and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

"CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock including the Common Stock to which this Warrant relates.

"DATE OF ISSUANCE" means the date of initial issuance of the Warrants pursuant to the Agreement (as of immediately after such issuance) regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

"GAAP" means those accounting principles which are recognized as being generally accepted in the United States of America from time to time, consistently applied.

"MARKET PRICE" means as to any security (other than the Warrants) the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed or quoted, including for this purpose, The NASDAQ Stock Market, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed or quoted, the average on the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "MARKET PRICE" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business day" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted on The NASDAQ Stock Market or the domestic over-the-counter market, the "MARKET PRICE" shall be the fair value thereof determined jointly by the Company and the Warrant Holder; provided that if such holder and the Company are unable to agree within 10 days of delivery of the notice by the Company in connection with the event giving rise to the determination of Market Price (or, if earlier, within 3 days of delivery of a notice by the Company to the holders of Underlying Warrant Stock or by the Warrant Holder to the Company, in either case requesting designation of an independent arbitrator), then by an investment banking firm selected by the American Arbitration Association. The fees and expenses of such investment banking firm shall be paid by the Company. Any determination of Market Price of a security will be made without giving effect to any discount for any lack of liquidity attributable to a lack of a public market for such security, any block discount or discount attributable to the size of any Person's holdings of such security, any minority interest or any voting rights thereof or lack thereof.

"PERSON" means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

"REGISTERED HOLDER" with respect to any Warrant means the Person who is reflected as the holder thereof on the register maintained by the Company for such purpose, and "REGISTERED HOLDERS" at any time means all Registered Holder of Warrants then outstanding.

"UNDERLYING WARRANT STOCK" means (i) Common Stock issued or issuable upon exercise of this Warrant and any Common Stock issued or issuable with respect to such Common Stock by way of stock dividend or stock split or in connection with a combination or other reorganization. For purposes of this Warrant, any Person who holds Warrants shall be deemed to be the holder of the Underlying Warrant Stock obtainable upon exercise of the Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the exercise of the Warrants. As to any particular shares of Underlying Warrant Stock, such shares shall cease to be Underlying Warrant Stock when they have been (a) effectively registered under the SECURITIES ACT and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the SECURITIES ACT (or any similar provision then in force).

"UNDERLYING WARRANT STOCK HOLDER" AND "WARRANT HOLDER" means, respectively, any holder of Underlying Warrant Stock or of a Warrant.

 "WARRANT STOCK" means the Common; provided that if there is a change such that the securities issuable upon exercise of the Warrants originally exercisable into Common are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Common Warrant Stock" shall mean one share of the security issuable upon exercise of such Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares. .


                                    SECTION 8
                                     GENERAL

8.1      NO VOTING RIGHTS; LIMITATIONS OF LIABILITY

Prior to the exercise of this Warrant and except as otherwise specifically provided herein, this Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the exercise of Warrants hereunder or as a stockholder of the Company.

8.2      WARRANT TRANSFERABLE

Subject to this Section 8.2, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of EXHIBIT II hereto) at the principal office of the Company.

The Registered Holder, by acceptance hereof, represents and warrants that (a) it is acquiring this Warrant for its own account for investment purposes only and not with a view to its resale or distribution and (b) it has no present intention to resell or otherwise dispose of all or any part of this Warrant. Other than pursuant to registration under federal and state securities laws or an exemption from such registration, the availability of which the Company shall determine in its sole discretion, (y) the Company will not accept the exercise of this Warrant or issue certificates for shares of Warrant Stock and (z) neither this Warrant nor any shares of Warrant Stock may be sold, pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily). The Company man condition such issuance or sale, pledge, assignment or other disposition on the receipt from the party to whom this Warrant is to be so transferred or to whom Warrant Stock is to be issued or so transferred of any representations and agreement requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing this Warrant (or any part hereof) and any shares of Warrant Stock shall be stamped with appropriate legends setting forth these restrictions on transferability. The Registered Holder, by acceptance hereof, agrees to give written notice to the Company before exercising transferring this Warrant or transferring any shares of Warrant Stock of the Registered Holder's intention to do so, describing briefly the manner of any proposed exercise or transfer. Within thirty (30) days after receiving such written notice, the Company shall notify the Registered Holder as to whether such exercise or transfer may be effected.

8.3      WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS

This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are referred to herein as "WARRANTS".

8.4      REPLACEMENT

Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction , upon receipt of an indemnity reasonably satisfactory to the Company (it being understood that an unsecured indemnity by any Registered Holder who is a Purchaser or Affiliate of the Purchaser will in any event be satisfactory), or in the case of any such mutilation, upon surrender and cancellation of such certificate, the Company shall (at is expense) execute and deliver in lieu of such certificate a new certificate of like tenor and dated the date of such lost, stolen, destroyed or mutilated certificate.

8.5      NOTICES

Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices, (ii) to the Registered Holder of this Warrant or to any other holder of Underlying Warrant Stock, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

8.6      AMENDMENT AND WAIVER

Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder.

8.7      DESCRIPTIVE HEADINGS; GOVERNING LAW

The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate law of the State of Minnesota shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota, without giving effect to any choice of law or conflict provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Minnesota.

CERTAIN EXPENSES

The Company shall pay all expenses incurred in connection with, and all taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issuance, sale and delivery of the Warrants or the shares of Warrant Stock.



         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the date first set forth above.



                                             NICOLLETT PROCESSING
                                               ENGINEERING, INC.





                                     Per:
                                          ------------------------------
                                                      Title


Attest:

--------------------------------------
            Secretary

                                                                       EXHIBIT I



                               EXERCISE AGREEMENT



To:                                        Dated:



         The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. PW-____), hereby agrees to subscribe for the purchase of ____ shares of the Warrant Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.






                                        ----------------------------------------
                                                       Signature

                                        ----------------------------------------
                                                        Address

                                                                      EXHIBIT II



                                   ASSIGNMENT



         FOR VALUE RECEIVED, __________________________________________________
hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. PW-_____ ) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:



NAME OF ASSIGNEE                         ADDRESS                NO. OF SHARES





Dated:

                                        ----------------------------------------
                                                       Signature

                                        ----------------------------------------
                                                        Witness